Exhibit 99.1

Eastside Distilling Reports Second Quarter 2024 Financial Results

Company to Host Conference Call at 5:00 pm ET Wednesday August 14, 2024

PORTLAND, Oregon, August 14, 2024 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisanal products around premium spirits, digital can printing, co-packing and mobile filling, reported second quarter financial results for the period ended June 30, 2024.

Second Quarter 2024 Highlights:

●	Craft digitally printed a quarter-record 6.0 million cans representing a +43% increase over the prior year, increasing sales +22% for the quarter.

●	Spirits gross profit improved +84% compared to the prior year quarter with substantial improvement in margins expected through the balance of the year.

●	The Company’s overall operating loss decreased $0.2 million in the quarter over the prior year.

Financial Results

Gross sales for the three months ending June 30, 2024 increased to $3.1 million from $2.8 million for the three months ending June 30, 2023. Higher digital printing sales were offset by lower mobile canning and spirits sales. Spirits sales fell primarily due to lower volumes of tequila driven by a realignment of the brand with new distribution partners.

Gross profit for the three months ending June 30, 2024 increased to $0.2 million from $26,000 for the three months ending June 30, 2023. Consolidated gross margin was 5% and 1% for the three months ending June 30, 2024 and 2023, respectively. Craft C+P gross margin increased due to higher printed can volumes. Spirits gross margin increased due to Azuñia tequila and other cost savings on raw materials in 2024.

Operating costs for the three months ending June 30, 2024 decreased to $1.3 million from $1.4 million for the three months ending June 30, 2023 primarily due to decreased headcount and lower professional fees and sponsorship costs. The Company continues its broad restructuring in spirits as it realigns investment focusing on the most profitable spirits brands and regions.

Net loss for the three months ending June 30, 2024 decreased to $1.5 million from $1.6 million for the three months ending June 30, 2023.

The Company will give further updates on its earnings conference call.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The final table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Second Quarter 2024 Conference Call Details

Date and Time: Wednesday, August 14, 2024 at 5:00 pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, replay access code #7830926. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for highest quality and taste. Eastside’s Craft Canning + Printing subsidiary is one of the Northwest’s leading independent mobile canning, co-packing and digital can printing businesses.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the audited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-K for the period ended December 31, 2023, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2024 and December 31, 2023

Dollars in thousands, except share and per share

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash	$420	$403
Trade receivables, net	1,017	559
Inventories	3,043	3,212
Prepaid expenses and other current assets	467	363
Total current assets	4,947	4,537
Property and equipment, net	4,282	4,768
Right-of-use assets	2,140	2,602
Intangible assets, net	4,798	5,005
Other assets, net	422	568
Total Assets	$16,589	$17,480

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,916	$2,076
Accrued liabilities	742	575
Deferred revenue	51	88
Current portion of secured credit facilities, related party	3,323	-
Current portion of secured credit facilities, net of debt issuance costs	935	-
Current portion of notes payable	8,117	486
Current portion of notes payable, related party	92	92
Current portion of lease liabilities	909	888
Other current liability, related party	83	-
Total current liabilities	17,168	4,205
Lease liabilities, net of current portion	1,355	1,824
Secured credit facilities, related party	-	2,700
Secured credit facilities, net of debt issuance costs	-	342
Notes payable, net of current portion	-	7,556
Total liabilities	18,523	16,627

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 6,000,000 shares authorized as of June 30, 2024 and December 31, 2023; and 1,763,489 shares and 1,705,987 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	-	-
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 Series B shares issued and outstanding as of both June 30, 2024 and December 31, 2023	-	-
Preferred stock, $0.0001 par value; 240,000 shares authorized; 200,000 Series C shares issued and outstanding as of both June 30, 2024 and December 31, 2023	-	-
Additional paid-in capital	83,628	83,559
Accumulated deficit	(85,562)	(82,706)
Total stockholders’ equity (deficit)	(1,934)	853
Total Liabilities and Stockholders’ Equity (Deficit)	$16,589	$17,480

Eastside Distilling, Inc. and Subsidiaries

For the Three and Six Months Ended June 30, 2024 and 2023

(Dollars and shares in thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Sales	$3,061	$2,757	$5,548	$5,636
Less customer programs and excise taxes	109	96	185	122
Net sales	2,952	2,661	5,363	5,514
Cost of sales	2,799	2,635	5,024	4,847
Gross profit	153	26	339	667
Operating expenses:
Sales and marketing expenses	262	369	513	880
General and administrative expenses	1,152	1,194	2,257	2,557
Gain on disposal of property and equipment	(79)	(135)	(199)	(129)
Total operating expenses	1,335	1,428	2,571	3,309
Loss from operations	(1,182)	(1,402)	(2,232)	(2,642)
Other income (expense), net
Interest expense	(308)	(326)	(556)	(655)
Other income	2	85	7	56
Total other income (expense), net	(306)	(241)	(549)	(599)
Loss before income taxes	(1,488)	(1,643)	(2,781)	(3,241)
Provision for income taxes	-	-	-	-
Net loss	(1,488)	(1,643)	(2,781)	(3,241)
Preferred stock dividends	(37)	(37)	(75)	(75)
Net loss attributable to common shareholders	$(1,525)	$(1,680)	$(2,856)	$(3,316)

Basic net loss per common share	$(0.87)	$(1.96)	$(1.65)	$(3.94)
Basic weighted average common shares outstanding	1,745	856	1,726	841

Eastside Distilling, Inc. and Subsidiaries

For the Three and Six Months Ended June 30, 2024 and 2023

(Dollars in thousands)

(Unaudited)

Segments:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Craft C+P
Sales	$2,376	$1,949	$4,225	$3,405
Net sales	2,332	1,904	4,146	3,381
Cost of sales	2,342	1,967	4,108	3,545
Gross profit	(10)	(63)	38	(164)
Total operating expenses	738	565	1,376	1,314
Net loss	$(745)	$(578)	$(1,335)	$(1,462)
Gross margin	0%	-3%	1%	-5%

Spirits
Sales	$685	$808	$1,323	$2,231
Net sales	620	757	1,217	2,133
Cost of sales	457	668	916	1,302
Gross profit	163	89	301	831
Total operating expenses	247	358	481	880
Net loss	$(85)	$(238)	$(176)	$(17)
Gross margin	26%	12%	25%	39%

Corporate
Total operating expenses	$350	$505	$714	$1,115
Net loss	$(658)	$(827)	$(1,270)	$(1,762)

Adjusted EBITDA Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(1,488)	$(1,643)	$(2,781)	$(3,241)
Add:
Interest expense	308	326	556	655
Depreciation and amortization	322	410	628	817
EBITDA	(858)	(907)	(1,597)	(1,769)
Gain on disposal of property and equipment	(79)	(135)	(199)	(129)
Stock compensation	9	55	76	166
Adjusted EBITDA	$(928)	$(987)	$(1,720)	$(1,732)

INVESTOR RELATIONS CONTACT: ir@eastsidedistilling.com

This information is being distributed to you by: Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D, Portland, Oregon 97211